UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

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EBET, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-40334	85-3201309
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

197 E. California Ave Ste 302, Las Vegas, NV 89104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 411-2726

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EBET	The NASDAQ Stock Market LLC

Item 8.01.	Other Events.

On June 10, 2022, EBET, Inc. (the “Company”) issued a press release announcing that on June 7, 2022 it entered into securities purchase agreements with several institutional and accredited investors to issue, in a private placement priced at-the-market under Nasdaq rules, 977,657 shares of common stock and warrants to purchase up to an aggregate of 977,657 shares of common stock, at a purchase price of $3.58 per share of common stock and associated warrant, for expected gross proceeds to the Company of approximately $3.5 million, before deducting fees and other offering expenses payable by the Company. The warrants will have an exercise price of $5.00 per share of common stock, will be exercisable six months from the closing of the offering for a period of five years from the closing date. The closing of the private placement is expected to occur on or before June 15, 2022, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the private placement for general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As disclosed in the Company’s Form 10-Q for the quarter ended March 31, 2022 (“Form 10-Q”), the Company’s previous financial advisor, Boustead Securities, LLC (“Advisor”), had alleged a breach by the Company over the termination of the Advisor’s engagement and the timing of the payment and amount of certain fees owed to the Advisor. Approximately $3.8 million of fees the Company expected to pay to the Advisor were accrued on the balance sheet as of March 31, 2022, which were included in the Form 10-Q. On June 8, 2022, the Company received notice that the Advisor had submitted a FINRA arbitration statement of claim related to the foregoing. The statement of claim alleges damages of $5.7 million and seeks a declaration that the Company be required to utilize the Advisor for a certain follow-on offering pursuant to an alleged right of first refusal between the parties. The Company believes that it has meritorious defenses to a portion of the alleged fee claim asserted and to the claim that the Company has any obligations pursuant to a right of first refusal between the parties. The Company does not believe that such claims will have a material adverse effect on its business, financial condition or operating results.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated June 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBET, INC.
Date: June 10, 2022
By: /s/ Jim Purcell
Jim Purcell
Chief Financial Officer

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